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                                             * TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTION 200.80(b)(4),
                                                            200.83 AND 240.24b-2

                                                                   Exhibit 10.20

                                                          APS CONTRACT NO. 85327

                                   (APS LOGO)

                  AMENDED AND RESTATED TRANSACTION CONFIRMATION

Effective as of September 6, 2005 Arizona Public Service Company ("APS" or "Buyer") and Snowflake White Mountain Power, LLC ("SWMP" or "Seller") entered into a transaction agreement (the "Original Agreement") pursuant to and in accordance with the EEI Master Power Purchase and Sale Agreement (the "Master Agreement") dated September 6, 2005. The following amended and restated terms and conditions shall supersede and replace the terms and conditions of the Original Agreement and shall govern the transaction agreement (the "Agreement") between Buyer and Seller, effective as of Aug 16th, 2006 (the "Effective Date"). Terms used but not defined herein shall have the meanings set forth in the Master Agreement.

In consideration of the premises and the agreements contained herein, APS and SWMP agree as follows:

Seller                SWMP.

Buyer:                APS.

Project: SWMP intends, at its sole cost and expense, to design, construct, and operate the power generation facility located near Snowflake, Arizona, utilizing biomass as the fuel for the facility (the "Project"). The total gross electrical generating capacity of the Project is approximately 24.5 MW per hour, and the total net electrical generating capacity of the Project is approximately 20.8 MW per hour. The average gross annual generation of the Project is approximately 200,900 megawatt hours, and the average net annual generation of the Project is approximately 170,560 megawatt hours.

Product:              Unit Contingent with Liquidated Damages

Contract  Quantity:   SWMP has contracted with a third party for the sale and
                      purchase of the first 10 MW per hour of energy generated
                      by the Project (the "Third Party Contract Quantity").
                      During the Term of this Agreement, SWMP shall schedule and deliver to APS at the Delivery Point and APS shall accept
                      and purchase from SWMP at the Delivery Point all energy
                      and associated Environmental Attributes generated by the
                      Project in excess of the Third Party Contract Quantity up
                      to an annual contract quantity of 127,020 megawatt hours
                      ("Contract Quantity"). Under no circumstances shall SWMP
                      deliver energy to APS that is not generated by the
                      Project. The Parties shall use metered data to verify
                      actual volumes. Should an outage or curtailment occur at
                      the Project for any reason, SWMP shall deliver the first
                      10 MW of available energy to such third party and shall
                      deliver the remainder to APS according to the terms set
                      forth in this Agreement and the Master Agreement.
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
                      In no event may Seller substitute or deliver energy from
                      sources other than the Project for sale to APS, nor may
                      APS require SWMP to make such substitutions.

                      During the term of this Agreement, SWMP may supply its own power to serve its parasitic load or APS may supply such power pursuant to a separate retail contract. SWMP shall provide written notice to APS promptly upon determining whether it will supply its own power or have APS supply such power. This notice requirement shall also apply to any change in the source of power supply throughout the term of this Agreement.

                      If after the Summer Delivery Period ("Summer Delivery
                      Period" means June through September), SWMP has not delivered to APS at the Delivery Point 26,352 MWhs of the Contract Quantity SWMP shall pay damages pursuant to
                      Section 4.1 of the Master Agreement in an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the energy portion of the Contract
                      Price from the Index Price. For purposes of this Transaction, the Parties shall use the Palo Verde
                      Intercontinental Exchange (ICE) Index Price(1). The weighted average of On-Peak prices and Off Peak prices shall be used to create a 7 x 24 average value. Similarly, if, after the Non-Summer Delivery Period ("Non-Summer
                      Delivery Period" means October through May), SWMP has not delivered to APS at the Delivery Point a total of 50,572
                      MWhs of the Contract Quantity and SWMP shall pay damages pursuant to Section 4.1 of the Master Agreement in an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the energy portion of the Contract Price from the Index Price.

                      At the end of the Contract Year, for any RECs associated with the energy not delivered by SWMP to APS at the Delivery Point, SWMP may deliver replacement RECs from an alternate renewable energy generation facility so long as the replacement RECs comply with the requirements as to RECs under the Environmental Portfolio Standards as established by the Arizona Corporation Commission. If SWMP does not deliver the total number of RECs associated with the Contract Quantity, SWMP must pay to APS, at APS' sole discretion, the REC portion of the Contract Price or APS' actual replacement costs for each REC that it fails to deliver.

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(1)  If the ICE Index shall cease to exist at any time during the term of this
     Transaction the Parties shall use their best and reasonable efforts to agree upon a replacement index.

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
Delivery Point:       At the busbar tie-in point on the low voltage side of the
                      Abitibi Substation.

Delivery Period:      The period commencing at 12:00:01 a.m. PST on the Delivery
                      Commencement Date and ending at hour ending 2400 PST on
                      the day before the fifteenth (15th) anniversary of the
                      Delivery Commencement Date.;

                      "Delivery Commencement Date" means the earlier to occur of
                      (i) July 1, 2008, or (ii) the Commercial Operation Date of the Project.

Commercial            "Commercial Operation Date" means the date on which each
                      of the following

Operation Date:       conditions precedent for operation of the Project has been satisfied or waived in writing by SWMP or the Parties, as
                      applicable:


                      (a) SWMP shall have obtained all governmental and regulatory authorizations required for the construction, ownership operation and maintenance of the Project and for the sale of capacity and energy there from;

                      (b) SWMP shall have obtained financing in connection with the construction, ownership, operation and maintenance of the Project on terms and conditions reasonably acceptable to SWMP;


                      (c) SWMP shall have entered into an interconnection agreement on terms and conditions reasonably acceptable to both Parties;

                      (d) SWMP shall have secured transmission rights on terms and conditions reasonably acceptable to both Parties;

                      (e) the interconnection facilities are complete and in operation and are capable of accepting, transmitting and delivering energy to the Delivery Point;

                      (f) all documents necessary for the operation of the units and the transmission of the output of the Project have been fully executed; specifically, those documents between SWMP and the Host Control Area for transmission services have been fully executed;

                      (g) SWMP is otherwise capable of delivering all designated energy and/or capacity to APS at the Delivery Point.

                      SWMP shall present to APS a certificate from an independent engineer, who shall be mutually agreed upon by the Parties, verifying that the foregoing conditions precedent have been satisfied or waived.

                      In the event that any of the conditions precedent set forth above have not been satisfied or expressly waived in writing by SWMP or both Parties, as applicable, by July 1, 2008, SWMP or either Party, as applicable, shall have the right to terminate this Agreement upon written notice to the other. Upon such termination, neither Party shall owe any obligations

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
                      whatsoever to the other relating to this Agreement or the Project, or any output from the Project, nor shall either
                      Party be liable to the other Party for any Project except with respect to Sections 10.4 and 10.11 of the Master
                      Agreement. If SWMP expressly and in writing waives any of the conditions precedent set forth in clauses (a), (b),
                      (e), (f), (g) or (h) above, or if both Parties expressly and in writing agree to waive either of the conditions precedent set forth in clauses (c) or (d) above, such condition shall no longer be a condition precedent to the effectiveness of SWMP's or the Parties', as applicable, obligations under this Agreement.

                      The Commercial Operation Date may be extended beyond July
                      1, 2008, for Force Majeure, provided that the Commercial
                      Operation Date shall occur no later, under any circumstances, than July 1, 2009. If the Project has not achieved Commercial Operation by July 1, 2009, APS has, in its sole discretion, the option to terminate this Agreement and, in such case, neither Party shall owe any obligations whatsoever to the other relating to this Agreement, the Project, or any output from the Project, nor shall either Party be liable to the other Party for any claimed costs, expenses or damages arising directly or indirectly out of this Agreement, the Project or any output from the Project, except with respect to Sections
                      10.4 and 10.11 of the Master Agreement.

Days of Week:         Monday through Sunday, including NERC Holidays.

Hours:                7 x 24.

Power Purchase,       For each Contract Year of the Delivery Period, APS shall
Energy Payment:       pay SWMP for energy from the Project, delivered to APS at
                      the Delivery Point at the following rate:

                              For all energy delivered during the Delivery
                              Period, the Contract Price shall be $[*] per MWh, adjusted annually on each anniversary of the Delivery Commencement Date by multiplying the then current Contract Price by [*].

Certificates for      In consideration of APS' purchase of the energy from the
Renewable  Energy:    Project, and the associated Environmental Attributes, on
                      or before the 30th day following the end of each Delivery
                      Year, SWMP shall complete and provide to APS an
                      Environmental Attribute Certificate and Bill of Sale in
                      the form attached hereto as Annex 1 designating, for the
                      previous Delivery Year: (i) the quantity of energy and
                      associated Environmental Attributes created in MWh by
                      month; (ii) the location and name of the generator used to create and deliver the Environmental Attributes; and (iii)
                      the date the generator used to create and deliver the
                      Environmental Attributes began operation.
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
Transmission:         SWMP shall be responsible for constructing and/or
                      purchasing all interconnection facilities and transmission rights necessary to deliver power from the Project to the
                      Delivery Point.

Telemetry:            SWMP and APS shall establish mutually agreeable telemetry
                      and operating procedures to enable the Host Control Area
                      to dynamically schedule the power to the Buyer at the
                      Delivery Point. SWMP shall be responsible for all costs of such telemetry equipment purchase, installation and
                      maintenance.

ARIZONA PUBLIC SERVICE COMPANY          SNOWFLAKE WHITE MOUNTAIN POWER LLC
APS OR BUYER                            SWMP OR SELLER


/s/ Barbara D. Lockwood                 /s/ Robert M. Worsley
-------------------------------------   ----------------------------------------
NAME: Barbara D. Lockwood               NAME: Robert M. Worsley
TITLE: Manager, Renewable Energy        TITLE: Ceo
DATE: August 16, 2006                   DATE: August 16, 2006

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                                     ANNEX 1

              Environmental Attribute Certificate and Bill of Sale

Snowflake White Mountain Power, LLC ("Seller") hereby sells, transfers and delivers to Arizona Public Service Company ("Buyer") the Environmental Attributes associated with the generation of the indicated energy for delivery to the grid (as such term(s) are defined in the MASTER POWER PURCHASE AND SALE AGREEMENT dated September 6, 2005 between Seller and Buyer) arising from the generation for delivery to the grid of the energy by the:

(name of renewable energy generation facility)

Fuel Type: ______________ Capacity (MW):____________ Operational Date:__________

As applicable: (State) Reg. no. _____ Energy Admin. ID no._________ ID no. _____

                               Dates                     MWh generated
                                __________________________________, 20__________

in the amount of one Environmental Attribute or its equivalent for each megawatt hour generated; and Seller further attests, warrants and represents as follows:

i) to the best of its knowledge, the information provided herein is true and correct;

ii) its sale to Buyer is its one and only sale of the Environmental Attributes with respect to the energy referenced herein;

iii) the (name of renewable energy generation facility) generated and delivered to the grid the energy in the amount indicated above during the period indicated above; and

[check one:]

[ ]  iv)  Seller owns the (name of renewable energy generation facility).

[ ] iv) to the best of Seller's knowledge, each of the Environmental Attributes associated with the generation of the indicated energy for delivery to the grid have been generated and sold by the (name of renewable energy generation facility).

This serves as a bill of sale, transferring from Seller to Buyer all of Seller's right, title and interest in and to the Environmental Attributes associated with the generation of the above referenced energy for delivery to the grid.

Contact Person: ____________ phone: ____________; fax: _______________________

WITNESS MY HAND,

Snowflake White Mountain Power, LLC

By
   ----------------------------------
Its
    ---------------------------------
Date
     --------------------------------

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